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                                                                   Exhibit 10.11
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                     First Amendment to Employment Agreement

This First Amendment to Employment Agreement (the "First Amendment") dated as of November ___, 2001 between Dice Inc. (f/k/a EarthWeb Inc.) (the "Company") and Scot W. Melland ("Employee");

Whereas, the Company and Employee entered into that certain Employment Agreement dated as of April 23, 2001 (the "Employment Agreement");

Whereas, the Company and Employee desire to amend certain sections of the Addendum to Employment Agreement (the "Addendum");

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1. The third and fourth sentences of Section 3(b) of the Addendum shall be deleted in their entirety and replaced with the following:

          If such Change of Control occurs after the ninety-first day of Employee's employment with the Company, all outstanding Stock Options granted to the Employee which are not vested and exercisable as of the date of such Change of Control shall become vested and exercisable as of such date and shall remain exercisable for the periods prescribed in the Stock Option Plan.

2. All capitalized terms used herein that are not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

3. Except as otherwise expressly amended by this First Amendment to Employment Agreement, the Employment Agreement remains in full force and effect and the Employment Agreement as amended herein shall comprise the terms of Employee's employment with the Company.

AGREED TO BY:

DICE INC.                                           SCOT W. MELLAND


Sign:    /s/ Brian P. Campbell                      Sign:    /s/ Scot W. Melland
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